UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ONESOURCE TECHNOLOGIES, INC.
             ------------------------------------------------------
                 (Name of small business issuer in its charter)


    Delaware                                                   65-0691963
------------------------------                         -------------------------
(State or other jurisdiction                           (I.R.S. Employer or
of incorporation organization)                               Identification No.)


   7419 East Helm Drive
    Scottsdale, Arizona                                           85260
----------------------------------------               -------------------------
(Address of principal place of business)                        (zip code)

                          ONESOURCE TECHNOLOGIES, INC.
              Year 2001 Employee/Consultant Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)

                             Mintmire & Associates
                             265 Sunrise Avenue, Suite 204,
                             Palm Beach, FL 33480
                             Tel: (561) 832-5696
             ------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          CALCULATION OF REGISTRATION FEE

                     PROPOSED       PROPOSED      MAXIMUM
 TITLE OF             AMOUNT        MAXIMUM      AGGREGATE
SECURITIES            TO BE         OFFERING      OFFERING        AMOUNT OF
TO BE                REGISTERED      PRICE         PRICE         REGISTRATION
REGISTERED              (2)        PER SHARE     PER SHARE          FEE (1)
-----------------  ------------   -----------  --------------    -------------
Common Stock        2,000,000       $0.14         $280,000         $ 70.00
Par Value $0.001

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average closing price of the Company's common stock on July 17, 2001, July 18, 2001, July 19, 2001, July 20, 2001 and July 23, 2001, as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the OneSource Technologies, Inc. Year 2001 Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Registration Statement on Form l0-SB filed July 10, 2000;

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the Registrant's Registration Statement referred to above; and

     (3) The description of the common stock of the Registrant contained in the Registrant's Registration Statement.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit
Number         Description
-------        -------------------------------
3.(i).1  [1]   Certificate of Incorporation of L W Global (U.S.A.), Inc. filed August 27, 1996.

3.(i).2  [1]   Certificate of Amendment of Certificate of Incorporation filed January 16, 1997.

3.(i).3  [1]   Certificate of Amendment of Certificate of Incorporation changing name to Micor
               Technologies, Inc. dated July 28, 1997.

3.(i).4  [1]   Certificate of Amendment of Certificate of Incorporation changing name to
               OneSource Technologies, Inc. dated August 22, 1997.

3.(ii).1 [1]   Bylaws of L W Global (U.S.A.), Inc.

4.1      [1]   Form of Private Placement Offering of 1,200,000 common shares at $0.01 per share dated September 10, 1996.

4.2      [1]   Form of Private Placement Offering of 300,000 common shares at $0.01 per share dated July 14, 1997.

4.3      [1]   Form of Private Placement Offering of 575,000 common shares at $0.50 per share dated September 17, 1997.

5.1        *   Opinion of Mintmire & Associates

10.1     [1]   Share Exchange Agreement between L W Global (U.S.A.), Inc. and Micor
               Technologies, Inc. dated July 15, 1997.

10.2     [1]   King Soopers Agreement dated September 1, 1998.

10.3     [1]   Attachment B to King Soopers Agreement dated September 1, 1998.

10.4     [1]   King Soopers Contract Renewal and Extension dated September 8, 1999.

10.5     [1]   Promissory Note by Cossack Financial, LLC in favor of the Company dated March
               31, 1999.

10.6     [1]   Agreement to Extend Promissory Note by Cossack Financial, LLC in favor of the
               Company dated January 3, 2000.

10.7     [1]   Promissory Note by Titan Capital Partners, LLC in favor of the Company dated
               March 31, 1999.


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


10.8     [1]   Agreement to Extend Promissory Note by Titan Capital Partners, LLC in favor of the
               Company dated January 4, 2000.

10.9     [1]   Share Exchange Agreement with Net Express, Inc. dated April 15, 1999.

10.10    [1]   Stock Redemption Agreement (Exhibit A to Net Express Share Exchange).

10.11    [1]   Employment Agreement (Exhibit B to Net Express Share Exchange).

10.12    [1]   Stock Purchase Agreement with Blackwater Capital Partners II, L.P. dated May 26,
               1999.

10.13    [1]   Investor Rights Agreement with Blackwater Capital Partners II, L.P. dated May 26,
               1999.

10.14    [1]   Share Exchange Agreement with Cartridge Care, Inc. dated September 1, 1999.

10.15    [1]   Lease of Scottsdale, Arizona property dated September 20, 1999.

10.16    [2]   Promissory Note by Micor Technologies, Inc. in favor of William Meger dated
               November 28, 1995.

10.17    [2]   Promissory Note by Jerry Washburn and others in favor of PF Holdings, Inc. dated
               July 31, 1997.

10.18    [2]   Form of Note Modification Agreement dated February 2000.

10.19    [2]   Installment Agreement between the Company and the Department of the Treasury of the Internal Revenue Service dated July 2000.

10.20    [2]   Option Agreement between the Company and XCEL ASSOCIATES, Inc. dated June
               1, 2000.

10.21    [2]   Agreement For A Finder's Fee between the Company and XCEL ASSOCIATES,
               Inc. dated June 1, 2000.

10.22    [2]   Business Consulting Agreement between the Company and XCEL ASSOCIATES,
               Inc. dated June 1, 2000.

10.23    [2]   Term Sheet for loan by the Company from Grace Holdings, Inc. dated June 29, 2000.

10.24    [2]   Letter Agreement between the Company and Maurice Mallette, Judith Mallette and
               Pasquale Rizzi to escrow shares of the Company dated June 8, 2000.

10.25    [3]   Promissory Note by the Company in favor of Barry Zemel dated August 29, 2000.

10.26     *    OneSource Technologies, Inc. Year 2001  Employee/Consultant Stock Compensation
               Plan

23.1      *    Consent of Marshall & Weber, CPA's, P.L.C.

23.2      *    Consent of Mintmire & Associates  (contained in the opinion filed as Exhibit 5.1 hereof)
-------------------------------



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




[1] Filed as an exhibit to the Company Registration Statement on Form 10SB filed July 10, 2000.
[2] Filed as an exhibit to the Company's first amended Registration Statement on Form 10SB filed October 13, 2000.
[3] Filed as an exhibit to the Company's third amended Registration Statement on Form 10SB filed January 26, 2001.
*    filed herewith

Item 9. Undertakings.

The Registrant hereby undertakes:

(d)  (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Scottsdale.


                          OneSource Technologies, Inc.
                                   Registrant


                          By: /s/ Jerry M. Washburn
                          ----------------------------------------
                          Jerry M. Washburn, President, CEO, Director
                          and acting Secretary/Treasurer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                     Title                            Date
-------------------------        -------------------              --------------

/s/ Jerry M. Washburn
-------------------------
Jerry M. Washburn,               President, CEO, Director         July 10, 2001
                                 and acting Secretary/Treasurer

/s/ Thomas E. Glasgow
-------------------------
Thomas E. Glasgow                Chairman                         July 18, 2001


/s/ Donald C. Gause
-------------------------
Donald C. Gause                  Director                         July 20, 2001


/s/ Norman E.  Clark
-------------------------
Norman E.  Clark                 Director                         July 13, 2001